Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Reports First Quarter 2017 Financial Results and Provides Corporate Update

Conference call and webcast today at 4:30 p.m. EDT

SAN DIEGO, May 4, 2017 — Otonomy, Inc. (NASDAQ: OTIC), a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear, today reported financial results for the quarter ended March 31, 2017 and provided an update on its corporate activities and product pipeline.

First Quarter 2017 and Subsequent Highlights

•	Enrollment Completed in the U.S. Phase 3 AVERTS-1 Trial for OTIVIDEX™ in Ménière’s Disease, with Results Expected in the Third Quarter of 2017: Otonomy is conducting two identical, parallel Phase 3 trials for OTIVIDEX (formerly known as OTO-104) in patients with Ménière’s disease, AVERTS-1 in the United States and AVERTS-2 in Europe. Each trial is a 16-week, prospective, randomized, double-blind, placebo-controlled trial designed to enroll approximately 160 patients with unilateral Ménière’s disease. A total of 165 patients were enrolled in the AVERTS-1 trial, and topline data is expected in the third quarter of 2017. Enrollment is ongoing in the AVERTS-2 trial with topline data expected by the end of 2017.

•	OTIPRIO® Launch Update: OTIPRIO (ciprofloxacin otic suspension) is approved in the United States for the treatment of pediatric patients with bilateral otitis media with effusion undergoing tympanostomy tube placement (TTP). In March 2017, Otonomy announced a number of changes to its commercial organization to increase the focus on OTIPRIO utilization and improve sales performance. These changes include the hiring of David Kaplan, vice president of sales, who previously led the sales team at Pacira Pharmaceuticals, focusing and realigning the sales force to 20 sales territories to provide coverage of 400 priority accounts that collectively comprise about one-third of the U.S. TTP market, and replacing sales personnel where necessary to improve sales performance.

An update of key commercial metrics include:

•	End user demand totaled 1,334 vials during the first quarter of 2017 representing an increase of 14% from the fourth quarter of 2016.

•	From launch through the end of March, more than 220 facilities had purchased OTIPRIO with over 60% of these accounts placing repeat orders.

•	Ongoing tracking of reimbursement claims by Otonomy’s third party vendor continues to demonstrate separate payment for OTIPRIO in addition to the TTP procedure itself by multiple payors for both Medicaid and commercially-insured patients.

•	Announced Positive Top-Line Results from Phase 3 Trial of OTIPRIO in Patients with Acute Otitis Externa (AOE) and submitted sNDA: In January 2017, Otonomy announced positive results from its pivotal Phase 3 clinical trial of OTIPRIO in 262 pediatric and adult patients with AOE, also known as swimmer’s ear. This single administration trial of OTIPRIO met its primary endpoint showing a statistically significant increase in clinical cure rate compared to sham (no treatment) at Day 8 (p<0.001). OTIPRIO also demonstrated a statistically significant superiority to sham in clinical cure rate at all other time points assessed including Day 4 (p=0.021), Day 15 (p<0.001) and Day 29 (p<0.001), and was well-tolerated. Based on these positive results, Otonomy recently submitted a Supplemental New Drug Application (sNDA) to the U.S. Food and Drug Administration (FDA).

•	Initiated Patient Enrollment for Phase 2 Trial of OTIVIDEX in Hearing Loss Indication: In January 2017, Otonomy initiated enrollment of the first patients in a Phase 2 trial evaluating OTIVIDEX for the prevention of hearing loss in pediatric cancer patients undergoing chemotherapy with platinum-based agents. This multicenter trial is designed to assess the feasibility, safety and exploratory efficacy of OTIVIDEX given by intratympanic administration in subjects at risk for ototoxicity from cisplatin chemotherapy.

•	Sucessfully Completed Phase 1 Clinical Safety Trial of OTO-311, a Potential Tinnitus Treatment: OTO-311 is a single-dose, sustained-exposure formulation of the potent and selective N-Methyl-D-Aspartate (NMDA) receptor antagonist gacyclidine that is in development for the treatment of tinnitus. OTO-311 was well-tolerated in the Phase 1 trial, and a dose was selected for evaluation in a Phase 2 clinical trial that is expected to start in the second half of 2017.

“The completion of enrollment in the AVERTS-1 Phase 3 trial is an important milestone given the significant unmet medical need with Ménière’s disease and the attractive market potential of OTIVIDEX in this indication,” said David A. Weber, Ph.D., president and CEO of Otonomy. “Likewise, the submission of the sNDA for OTIPRIO in AOE is an important achievement and supports our plan to build a successful OTIPRIO franchise. The changes to the commercial organization that we initiated in the first quarter have focused our effort on priority accounts and should enable us to demonstrate accelerating growth in OTIPRIO revenue over the course of the year.”

Anticipated Upcoming Milestones

•	Completion of an End-of-Phase 2 meeting with the FDA for OTIPRIO in acute otitis media with tympanostomy tubes (AOMT) by the end of the second quarter of 2017.

•	Announcement of topline data from the AVERTS-1 Phase 3 trial of OTIVIDEX in Ménière’s disease patients in the third quarter of 2017 and topline data from the AVERTS-2 trial by the end of 2017.

•	Initiation of a Phase 2 clinical trial for OTO-311 for the treatment of tinnitus in the second half of 2017.

First Quarter Financial Highlights

•	Cash Position: Cash, cash equivalents, and short-term investments totaled $168.1 million as of March 31, 2017, compared to $196.4 million as of December 31, 2016.

•	Revenue: Net sales of OTIPRIO totaled $0.4 million for the first quarter of 2017.

•	Operating Expenses: GAAP operating expenses were $27.3 million for the first quarter of 2017, compared to $26.9 million for the first quarter of 2016. Non-GAAP operating expenses, which exclude stock-based compensation and rent abatement expense, were $22.9 million for the first quarter of 2017, compared to $24.1 million for the first quarter of 2016.

•	Research and Development Expenses: GAAP research and development (R&D) expenses for the first quarter of 2017 were $13.2 million, compared to $13.9 million for the first quarter of 2016. The decrease was primarily a result of decreased clinical trial activities for OTIPRIO versus the prior year period.

•	Selling, General and Administrative Expenses: GAAP selling, general and administrative (SG&A) expenses in the first quarter of 2017 were $14.1 million, compared to $13.0 million for the first quarter of 2016. The increase was primarily attributable to one-time expenses related to changes to the commercial organization initiated during the first quarter of 2017.

•	Financial Guidance: Otonomy reaffirms its expectations that GAAP operating expenses will be in the range of $103-$108 million for 2017, and that non-GAAP operating expenses will be in the range of $80-$85 million for 2017.

Webcast and Conference Call

Otonomy management will host a webcast and conference call regarding this announcement at 4:30 p.m. EDT/1:30 p.m. PDT today. The live call may be accessed by dialing (877) 305-6769 for domestic callers and (678) 562-4239 for international callers with conference ID code number: 14732387. A live webcast of the call will be available online in the investor relations section of Otonomy’s website at www.otonomy.com and will be archived there for 30 days.

Non-GAAP Operating Expenses

In this press release, Otonomy’s operating expenses are provided in accordance with generally accepted accounting principles (GAAP) in the United States and also on a non-GAAP basis. Non-GAAP operating expenses exclude stock-based compensation and rent abatement expense. Non-GAAP operating expenses are provided as a complement to operating expenses provided in accordance with GAAP because management believes non-GAAP operating expenses help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding the company’s financial position. Management also uses non-GAAP operating expenses to establish budgets and operational goals that are communicated internally and externally and to manage the company’s business and to evaluate its performance. The attached financial information includes a reconciliation of the GAAP operating expenses to non-GAAP operating expenses and a reconciliation of GAAP operating expense guidance to non-GAAP operating expense guidance.

About OTIPRIO®

OTIPRIO (ciprofloxacin otic suspension) is a fluoroquinolone antibacterial indicated for the treatment of pediatric patients with bilateral otitis media with effusion undergoing tympanostomy tube placement. OTIPRIO is administered by a physician as a single 0.1 mL (6 mg) intratympanic administration into each affected ear, following suctioning of the middle ear effusion. The thermosensitive suspension exists as a liquid at or below room temperature and gels when warmed. In two Phase 3 trials, a single intraoperative administration of OTIPRIO demonstrated a statistically significant reduction in the cumulative proportion of study treatment failures compared to tubes alone (p-value <0.001).

Important Safety Information for OTIPRIO

Contraindications: OTIPRIO is contraindicated in patients with a history of hypersensitivity to ciprofloxacin, to other quinolones, or to any of the components of OTIPRIO.

Warnings and Precautions - Potential for Microbial Overgrowth: OTIPRIO may result in overgrowth of nonsusceptible bacteria and fungi. If such infections occur, institute alternative therapy.

Adverse Reactions: Adverse reactions (incidence at least 3%) that occurred in two Phase 3 trials with OTIPRIO vs sham were: nasopharyngitis (5% vs 4%), irritability (5% vs 3%), and rhinorrhea (3% vs 2%).

Use in Specific Populations - Pediatric Use: The safety and effectiveness of OTIPRIO in infants below six months of age have not been established.

Full prescribing information can be found at www.OTIPRIO.com.

About Otonomy

Otonomy is a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear. OTIPRIO (ciprofloxacin otic suspension) is approved in the United States for use during tympanostomy tube placement surgery in pediatric patients, an sNDA has been submitted to the FDA for acute otitis externa (AOE) and a successful Phase 2 trial has been completed in patients with acute otitis media with tympanostomy tubes (AOMT). OTIVIDEX (formerly OTO-104) is a steroid in development for the treatment of Ménière’s disease and other balance and hearing disorders. Two Phase 3 trials in Ménière’s disease patients are ongoing, AVERTS-1 in the United States and AVERTS-2 in Europe, with AVERTS-1 results expected in the third quarter of 2017 and AVERTS-2 results expected by the end of 2017. In addition, a Phase 2 trial of OTIVIDEX is underway in patients at risk for cisplatin-induced hearing loss. OTO-311 is an NMDA receptor antagonist for the treatment of tinnitus that has completed a Phase 1 clinical safety trial with a Phase 2 trial expected to be initiated in the second half of 2017. A fourth program targeting sensorineural hearing loss including age-related hearing loss is in preclinical development. Otonomy’s proprietary formulation technology utilizes a thermosensitive gel and drug microparticles to enable single dose treatment by a physician. For additional information please visit www.otonomy.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Otonomy. Forward-looking statements in this press release include, but are not limited to, planned discussions with the FDA relating to OTIPRIO in AOMT, the timing of Phase 3 results for OTIVIDEX, the timing of a Phase 2 clinical trial for OTO-311, statements by Otonomy’s president and CEO, and Otonomy’s financial guidance for 2017. Otonomy’s expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: Otonomy’s limited operating history and its expectation that it will incur significant losses for the foreseeable future; Otonomy’s ability to obtain additional financing; Otonomy’s dependence on the commercial success of OTIPRIO and the regulatory success and advancement of additional product candidates, such as OTIVIDEX and OTO-311, and label expansion indications for OTIPRIO; the uncertainties inherent in the clinical drug development process, including, without limitation, Otonomy’s ability to adequately demonstrate the safety and efficacy of its product candidates, the nonclinical and clinical results for its product candidates, which may not support further development, and challenges related to patient enrollment in clinical trials; Otonomy’s ability to obtain regulatory approval for its product candidates; side effects or adverse events associated with Otonomy’s product candidates; competition in the biopharmaceutical industry; Otonomy’s dependence on third parties to conduct nonclinical studies and clinical trials; the timing and outcome of hospital pharmacy and therapeutics reviews and other facility reviews; the impact of coverage and reimbursement decisions by third-party payors on the pricing and market acceptance of OTIPRIO; Otonomy’s dependence on third parties for the manufacture of OTIPRIO and product candidates; Otonomy’s dependence on a small number of suppliers for raw materials; Otonomy’s ability to protect its intellectual property related to OTIPRIO and its product candidates in the United States and throughout the world; expectations regarding potential market size, opportunity and growth; Otonomy’s ability to manage operating expenses; implementation of Otonomy’s business model and strategic plans for its business, products and technology; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in Otonomy’s Annual Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2017, and Otonomy’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Media Inquiries

Canale Communications

Heidi Chokeir, Ph.D.

Senior Vice President

619.849.5377

heidi@canalecomm.com

Investor Inquiries

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

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Otonomy, Inc.

Condensed Balance Sheet Data

(in thousands)

	As of March 31,	As of December 31,
	2017	2016
	(unaudited)
Cash and cash equivalents	$13,704	$24,156
Short-term investments	154,420	172,222
Total assets	180,085	208,596
Total liabilities	10,760	15,859
Accumulated deficit	(301,798)	(274,720)
Total stockholders’ equity	169,325	192,737

Otonomy, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)

Product sales, net	$358	$13
Costs and operating expenses:
Cost of product sales	463	9
Research and development	13,185	13,872
Selling, general and administrative	14,092	12,995

Total costs and operating expenses	27,740	26,876

Loss from operations	(27,382)	(26,863)

Other income (expense)	304	100

Net loss	$(27,078)	$(26,763)

Net loss per share, basic and diluted	$(0.89)	$(0.91)

Weighted-average shares used to compute net loss per share, basic and diluted	30,256,825	29,328,804

Otonomy, Inc.

Reconciliation of GAAP to Non-GAAP Operating Expenses

(in thousands)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)

GAAP operating expenses
Research and development	$13,185	$13,872
Selling, general and administrative	14,092	12,995

Total GAAP operating expenses	27,277	26,867
Non-GAAP adjustments
R&D stock-based compensation expense	(985)	(647)
SG&A stock-based compensation expense	(2,735)	(2,089)
Rent abatement	(695)	—

Total non-GAAP adjustments	(4,415)	(2,736)

Non-GAAP operating expenses	$22,862	$24,131

Otonomy, Inc.

Reconciliation of 2017 GAAP to Non-GAAP Operating Expense Guidance

(in millions)

GAAP operating expenses	$103 - $108
Non-GAAP adjustments
Stock-based compensation expense	21
Rent abatement	2

Non-GAAP operating expenses	$80 - $85